Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291305

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 9, 2026

Preliminary Prospectus Supplement

(to the Prospectus dated November 6, 2025)

Centrus Energy Corp.

Shares of Class A Common Stock

Pre-Funded Warrants to Purchase up to           Shares of Class A Common Stock

Common Warrants to Purchase up to          Shares of Class A Common Stock

We are offering (i)           shares of our Class A Common Stock, par value $0.10 per share (“Class A Common Stock”), (ii) pre-funded warrants to purchase up to an aggregate of           shares of our Class A Common Stock (the “Pre-Funded Warrants”) and (iii) four series of common warrants to purchase up to an aggregate of          shares of our Class A Common Stock (the “Common Warrants” and, together with the “Pre-Funded Warrants,” the “Warrants”). The shares of our Class A Common Stock and the Warrants and the shares of Class A Common Stock issuable upon exercise of the Warrants are sometimes collectively referred to herein as the “securities.”

The purchase price of each Pre-Funded Warrant will equal the price per share at which shares of our Class A Common Stock are being sold in this offering, minus the exercise price for the Pre-Funded Warrants. Each Pre-Funded Warrant is immediately exercisable from the date of issuance for one share of our Class A Common Stock at an exercise price of $0.10 per share of Class A Common Stock. See “Description of Securities We Are Offering — Pre-Funded Warrants” on page S-13 of this prospectus supplement for additional information.

The Common Warrants will be immediately exercisable from the date of issuance for an aggregate of           shares of our Class A Common Stock. The Common Warrants will be issued in four series, each with an aggregate exercise price of          million. The exercise price for each series will equal 125.0%, 150.0%, 175.0% and 200.0%, respectively, of the closing sale price of our Class A Common Stock on the date of this prospectus supplement (the “Reference Price”). Each series will be divided into two equal tranches, with the first tranche expiring on the second, third, fourth or fifth anniversary of , 2026 (the “Trade Date”), as applicable, and the second tranche expiring on the date that is nine weeks after each such anniversary. See “Description of Securities We Are Offering — Common Warrants” on page S-10 of this prospectus supplement for additional information.

This prospectus supplement also relates to the offering of the shares of our Class A Common Stock issuable upon exercise of the Warrants.

Our Class A Common Stock is traded on The New York Stock Exchange (the “NYSE”) under the symbol “LEU.” The last reported sale price of our Class A Common Stock on the NYSE on September 8, 2026 was $185.53 per share. We do not intend to list the Warrants on the NYSE or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited. See “Risk Factors — Additional Risks Related to This Offering — There is no public market for the warrants being offered in this offering.”

	Per Share of Class A Common Stock(3)	Per Pre-Funded Warrant(3)	Total
Offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

1)	See “Underwriting” for a full description of compensation payable to the underwriters in connection with this offering.

2)	The potential additional gross proceeds to us from the exercise of the Warrants, if fully exercised on a cash basis, will be approximately $ .

3)	Investors purchasing shares of Class A Common Stock or Pre-Funded Warrants will also receive a pro rata allocation of Common Warrants based on the number of shares of Class A Common Stock or Pre-Funded Warrants purchased by that investor. The Common Warrants are being issued as part of the overall offering of Class A Common Stock and Pre-Funded Warrants, and not for any separate additional consideration. Accordingly, the Common Warrants will not have a separate public offering price, and no separate underwriting discount or commission will be attributable to the Common Warrants.

Investing in the securities involves a high degree of risk. Before buying securities, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-5 of this prospectus supplement, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities is expected to be made on or about September               , 2026.

Lead Book-Running Manager

Guggenheim Securities

Book-Running Manager

Barclays

The date of this prospectus supplement is September              , 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer,” as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the securities offered hereby and important business information about us. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC under the Securities Act.

We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus that we prepare and distribute. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus. Neither we nor the underwriters are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Before you invest in the securities, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described under the captions “Where You Can Find More Information” and “Information We Incorporate by Reference” in this prospectus supplement and the accompanying prospectus.

If the description of this offering and our business varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement may be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Centrus,” the “Company,” “we,” “us,” “our” or similar references to refer to Centrus Energy Corp., a Delaware corporation, and its subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this prospectus supplement and represent management’s current views and assumptions with respect to future events and operational, economic and financial performance. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control.

For Centrus, particular risks and uncertainties (hereinafter “risks”) that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following and which are, and may be, exacerbated by any worsening of the global business and economic environment include but are not limited to the following:

Risks related to the war in Ukraine factors primarily include:

•	risks related to the geopolitical conflicts and the imposition of sanctions or other measures, including bans or tariffs, by (i) the U.S. or foreign governments and institutions such as the European Union, (ii) organizations (including the United Nations or other international organizations), and/or (iii) entities (including private entities or persons), that could directly or indirectly impact our financial position or ability to obtain, deliver, transport, or sell low-enriched uranium (“LEU”) or the separate work units (“SWU”) and natural uranium hexafluoride components of LEU delivered to us under the TENEX Supply Contract or other supply contracts or make related payments or deliveries of natural uranium hexafluoride to TENEX, Joint Stock Company (“TENEX”);

•	risks related to laws or other government measures that ban, delay or restrict (i) imports of Russian LEU into the United States, including but not limited to the Prohibiting Russian Uranium Imports Act (the “Import Ban Act”), or (ii) transactions with Rosatom or its subsidiaries, which include TENEX, or (iii) exports of Russian LEU from Russia to the United States or any entity that is a U.S. entity or that transacts with a U.S. entity, including but not limited to Russian Federal Decree No. 1544 (the “Russian Decree”);

•	risks related to our potential inability to secure additional U.S. government waivers from the Import Ban Act in a timely manner or at all in order to allow us to continue importing Russian LEU under the TENEX Supply Contract or implementing the TENEX Supply Contract;

•	risks related to TENEX’s refusal or its prohibition or inability to deliver, or timely deliver, LEU to us for any reason, including (i) U.S. or foreign government sanctions, bans, or decrees imposed on LEU from Russia or on TENEX, (ii) TENEX being unable, prohibited or unwilling to receive payments, receive the return of natural uranium hexafluoride, or conduct other activities related to the TENEX Supply Contract, (iii) TENEX elects, or is directed (including by its owner or the Russian government), to limit, pause or stop transactions with us or with the United States or other countries or (iv) TENEX is unable to secure specific export licenses from the Russian authorities as required by the Russian Decree for each shipment or secure them in a timely manner to ship Russian LEU to the United States, or such export licenses, once secured, are subsequently rescinded prior to shipment;

•	risks related to laws, sanctions or other government measures that prohibit or restrict doing business with TENEX; and

•	risks related to disputes with third parties, including contractual counterparties, that could result if we do not receive timely deliveries of LEU under the TENEX Supply Contract and are unable to rely on contractual protections.

S-iii

Risks related to economic and industry factors primarily include:

•	risks related to our dependence on others, such as TENEX, under the TENEX Supply Contract, Orano, under the Orano Supply Agreement, and other suppliers (including, but not limited to, transporters, fabricators or converters) who provide, or deliver, to us the goods and services we need to conduct our business and any resulting negative impact on our liquidity;

•	risks related to our ability to sell, transport or deliver the LEU we procure pursuant to our purchase obligations under our supply agreements and the impacts of sanctions or limitations on imports of such LEU, including those imposed under the 1992 Russian Suspension Agreement, international trade legislation and other international trade restrictions including but not limited to the Import Ban Act and Russian Decree;

•	risks related to the increasing quantities of LEU being imported into the United States from China and the impact on our ability to make future LEU or SWU sales or ability to finance any build-out of our enrichment capacities;

•	risks related to change in laws, tariffs or other government measures that would lift, lower or relax such laws, tariffs or government measures to allow the importation of LEU, or increase its cost, from Russia or other countries with restrictions;

•	risks related to not being able to sell the Russian LEU available for purchase under the TENEX Supply Contract for import in 2026 or 2027 for any reason, including customers having filled their fuel needs for those years;

•	risks related to whether or when government funding or demand for high assay low-enriched uranium (“HALEU”) for government or commercial uses will materialize and at what level;

•	risks regarding funding for continuation and deployment of the American Centrifuge technology;

•	risks related to (i) our ability to perform and absorb costs under the HALEU Operation Contract, (ii) our ability to obtain new contracts and funding to be able to continue operations and (iii) our ability to obtain and/or perform under other agreements;

•	risks that (i) we may not obtain the full benefit of the HALEU Operation Contract and may not be able or allowed to operate the HALEU enrichment facility to produce HALEU after the completion of the HALEU Operation Contract or (ii) the output from the HALEU enrichment facility may not be available to us as a future source of supply;

•	risks related to existing or new trade barriers, and related to contract terms, that limit our ability to procure LEU for, or sell, transport or deliver LEU to, customers;

•	risks related to pricing trends and demand in the uranium and enrichment markets and their impact on our profitability;

•	risks related to the movement and timing of customer orders;

•	risks related to the fact that we face significant competition from major LEU producers who may be less cost sensitive or are wholly or partially government owned;

•	risks that our ability to compete in foreign markets may be limited for various reasons, including policies that favor indigenous suppliers over foreign suppliers of goods and services;

•	risks related to the fact that our revenue is largely dependent on our largest customers;

•	risks related to our backlog, including uncertainty concerning customer actions under current contracts and in future contracting attributable to market conditions, global events or other factors, including our lack of current production capability;

•	risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan, on the nuclear industry and on our business, results of operations and prospects;

•	risks related to financial difficulties experienced by customers or suppliers, including possible bankruptcies, insolvencies, or any other situation, event or occurrence that affect the ability of others to pay for our products or services in a timely manner or at all;

•	risks related to pandemics, endemics, and other health crises; and

•	risks related to the impact and potential extended duration of a supply/demand imbalance in the market for LEU.

S-iv

Risks related to operational factors primarily include:

•	risks related to the U.S. Department of Energy (“DOE”) not issuing any major task orders to any contract awardee under any of the HALEU Production Contract, LEU Production Contract, or HALEU Deconversion Contract;

•	risks related to the Company not winning additional task orders under the HALEU Production Contract, LEU Production Contract and HALEU Deconversion Contract to expand the capacity of the American Centrifuge plant;

•	risks related to DOE not providing an adequate share of the appropriated funding to the Company under any of the HALEU Production Contract, LEU Production Contract, or HALEU Deconversion Contract;

•	risks related to our ability to secure financing to expand our plant for LEU or HALEU or expand it to the level that would make it commercially viable;

•	risks related to the DOE not exercising additional options under Phase 3 of the HALEU Operation Contract or awarding a third party to continue the HALEU Operation Contract;

•	risks related to our inability to increase capacity for HALEU or LEU in a timely manner to meet market demand or our contractual obligations;

•	risks related to DOE not awarding any contracts to the Company in response to the Company’s future proposals;

•	risks related to reliance on the only firm that has the necessary permits and capability to transport LEU from Russia to the United States and that firm’s ability to maintain those permits and capabilities or secure additional permits;

•	risks related to the ongoing government shutdown or lack of funding that could result in program cancellations, disruptions and/or stop work orders and could limit the U.S. government’s ability to make timely payments, including under Executive Order 14158, and our ability to perform under our U.S. government contracts and successfully compete for work including under the HALEU Operation Contract;

•	risks related to changes to the U.S. government’s appropriated funding levels for HALEU Operation Contract due to changes in U.S. government policy or other reasons;

•	risks related to uncertainty regarding our ability to commercially deploy competitive enrichment technology;

•	risks related to the potential for demobilization or termination of the HALEU Operation Contract;

•	risks that we will not be able to timely complete the work that we are obligated to perform;

•	risks related to the government’s inability to satisfy its obligations, including supplying government furnished equipment necessary for us to produce and deliver HALEU under the HALEU Operation Contract and processing security clearance applications resulting from a government shutdown or other reasons;

•	risks related to our inability to obtain the government’s approval to extend the term of, or the scope of permitted activities under, our lease with the DOE in Piketon, Ohio;

•	risks related to security, including cybersecurity, incidents that may impact our business operations, including incidents that may relate to the ongoing conflict in the Middle East and other regions of concern;

•	risks related to our inability to perform under fixed-price and cost-share contracts such as the HALEU Operation Contract, including the risk that costs that we must incur could be higher than expected and the risk related to complying with stringent government contractual requirements; and

•	risks related to our inability to attract qualified employees necessary for the planned expansion of our operations in Oak Ridge, Tennessee or Piketon, Ohio.

Risks related to financial factors primarily include:

•	risks related to our long-term liabilities, including our defined benefit pension plan obligations and postretirement health and life benefit obligations;

•	risks related to our 0% and 2.25% Convertible Notes maturing in 2032 and 2030, respectively;

•	risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year;

S-v

•	risks related to the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities;

•	risks related to the Company’s capital concentration;

•	risks related to the value of our intangible assets related to LEU segment’s backlog and customer relationships;

•	risks related to decisions made by our Class B Common Stock stockholders regarding their investment in the Company, including decisions based upon factors that are unrelated to the Company’s performance;

•	risks that a small number of holders of our Class A Common Stock (whose interests may not be aligned with other holders of our Class A Common Stock) may exert significant influence over the direction of the Company and may be motivated by interests that are not aligned with the Company’s other Class A stockholders;

•	risks related to (i) the use of our net operating loss (“NOL”) carryforwards and net unrealized built in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code and (ii) our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof and NUBILs; and

•	risks related to failures or security, including cybersecurity, breaches of our information technology systems.

Risks related to general factors primarily include:

•	risks related to our ability to attract and retain key personnel;

•	risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive;

•	risks related to actions, including investigations, reviews or audits, that may be taken by the U.S. government, the Russian government, or other governments that could affect our ability to perform under our contractual obligations or the ability of our sources of supply to perform under their contractual obligations to us;

•	risks related to our inability to perform and receive timely payment under our agreements with the DOE or other government agencies, including risks related to the ongoing funding by the government and potential audits;

•	risks related to how aligned we may be, or perceived to be, with any political party, administration, or its policies based on our positions or our political action committee’s advocacy;

•	risks related to changes or termination of our agreements with the U.S. government or other counterparties, or the exercise of contract remedies by such counterparties, or U.S. government rights in our intellectual property based on such agreements;

•	risks related to the competitive environment for our products and services;

•	risks related to changes in the nuclear energy industry;

•	risks related to the competitive bidding process associated with obtaining contracts, including government contracts; and

•	risks related to potential strategic transactions that could be difficult to implement, that could disrupt our business or that could change our business profile significantly.

Risks related to legal and compliance factors primarily include:

•	risks related to the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits);

•	risks related to the impact of, or changes to, government regulation and policies or interpretation of laws or regulations, including by the DOE, the U.S. Department of Commerce and the U.S. Nuclear Regulatory Commission (“NRC”);

•	risks related to the recent U.S. federal government administration’s reliance on executive orders to implement regulatory or trade policy and objectives, which could exacerbate regulatory or, private or public, financing unpredictability;

S-vi

•	risks of accidents during the transportation, handling, or processing of toxic hazardous or radioactive material that may pose a health risk to humans or animals, cause property or environmental damage, or result in precautionary evacuations, and lead to claims against the Company;

•	risks associated with claims and litigation arising from past activities at sites we currently operate or past activities at sites that we no longer operate, including the Paducah GDP and Portsmouth GDP; and

•	other risks discussed in this and our other filings with the SEC.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 and under the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus filed with the SEC on November 6, 2025, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any subsequent prospectus supplement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement, except as required by law.

S-vii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. Before investing in the securities, you should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, carefully, including the “Risk Factors” section of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any subsequent prospectus supplement, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision.

Our Company

Centrus is a trusted supplier of nuclear fuel components for the nuclear power industry, which provides a reliable source of carbon free energy and provides enrichment and technical services for public and private customers.

Centrus operates two business segments: (a) LEU, which supplies various components of nuclear fuel to commercial customers from our global network of suppliers, and (b) Technical Solutions, which provides advanced uranium enrichment for the nuclear industry and the U.S. government and advanced manufacturing and other technical services to government and private sector customers.

Our LEU segment provides most of the Company’s revenue and involves the sale of enriched uranium, the fissile component of nuclear fuel, primarily to utilities that operate commercial nuclear power plants. The majority of these sales are for the enrichment component of LEU, which is measured in SWU. Centrus also sells natural uranium hexafluoride (the raw material needed to produce LEU) and occasionally sells uranium concentrates, uranium conversion, or LEU with the natural uranium hexafluoride and SWU components combined into one sale.

LEU is a critical component in the production of nuclear fuel for reactors that produce electricity. We supply LEU and its components to both domestic and international utilities for use in nuclear reactors worldwide. We provide LEU from multiple sources, including medium- and long-term supply contracts, spot purchases and our inventory. As a long-term supplier of LEU to our customers, our objective is to provide value through the reliability and diversity of our supply sources.

Published spot price indicators for SWU reached previous historic highs in April 2009 at $163 per SWU. In the years following the 2011 Fukushima accident in Japan, spot prices declined more than 75%, bottoming out in August 2018 at $34 per SWU. This was followed by a period of price increases, reaching $200 per SWU by December 31, 2025, which surpassed the previous historic high. As of June 30, 2026, spot prices remained steady at $200 per SWU. The increase in the SWU spot price beginning in 2022 has been driven primarily by uncertainty created as a result of the war in Ukraine coupled with growing interest in nuclear power as a source of reliable carbon-free energy. The contemplation of the imposition of tariffs on LEU, if ultimately imposed, may put additional upward pressure on the price of SWU.

When Russian supply is included, the uranium enrichment segment of the global nuclear fuel market is oversupplied. But without Russian supply, the global market for uranium enrichment would be undersupplied. Further, it is not clear that there are sufficient inventories of enriched uranium in the United States to compensate for a loss of Russian supply, absent new capacity that will take a number of years to deploy.

Changes in the supply-demand balance and in the competitive landscape arising from the war in Ukraine or the imposition of tariffs, may affect pricing trends, change customer spending patterns, and create additional uncertainty in the uranium market. At the same time, uncertainty remains about future demand for nuclear power generation. To address such changes and uncertainty, we continue to evaluate opportunities to grow our business organically or through acquisitions and other strategic transactions.

Our Technical Solutions segment is focused on uranium enrichment for the nuclear industry and the U.S. government and advanced manufacturing, engineering and other technical services to government and private sector customers. Under a contract with the DOE, our Technical Solutions segment is operating uranium enrichment capacity for HALEU production, and other capabilities necessary for production of advanced nuclear fuel to meet the evolving needs of the global nuclear industry and the U.S. government. We are also leveraging our unique technical expertise, operational experience, and specialized facilities to expand and diversify our business beyond uranium enrichment, offering new services to existing and new customers in complementary markets.

Our Technical Solutions segment is committed to the restoration of America’s domestic uranium enrichment production capabilities for LEU and HALEU in order to play a critical role in meeting U.S. national security and energy security requirements and advancing America’s clean energy, energy security, and national security objectives. Our Technical Solutions segment is also focused on repairing broken and vulnerable supply chains, providing clean energy jobs, and supporting the communities in which we operate. Our goal is to deliver major components of the next-generation nuclear fuels that will provide reliable carbon-free power around the world.

We are also actively considering and expect to consider potential strategic transactions from time to time, which could involve, without limitation, acquisitions and/or dispositions of businesses or assets, joint ventures or investments in businesses, products or technologies or changes to our capital structure. In connection with any such transaction, we may seek additional debt or equity financing, contribute or dispose of assets, assume additional indebtedness, or partner with other parties to consummate a transaction.

Recent Developments

We regularly evaluate potential strategic transactions that could enhance our supply chain capabilities and increase vertical integration. As part of these efforts, we are currently engaged in advanced discussions regarding the potential acquisition of an existing domestic manufacturing supplier. The anticipated purchase price is in the range of approximately $115 million to $125 million, and the target company generated approximately $160 million of revenue for the year ended December 31, 2025.

We have not entered into a definitive agreement with respect to this potential transaction. Any such acquisition remains subject to, among other things, the negotiation and execution of definitive documentation, completion of satisfactory due diligence, receipt of any required approvals, satisfaction of closing conditions, and approval by our board of directors.

There can be no assurance that a definitive agreement will be executed or that any transaction will be consummated on the terms currently contemplated, or at all.

Corporate Information

Our principal executive office is located at 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, and our telephone number is (301) 564-3200. Our website is www.centrusenergy.com. The information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement or incorporated into any other filing that we submit to the SEC.

THE OFFERING

Class A Common Stock offered by us	shares of our Class A Common Stock.

Common Warrants offered by us

Four series of Common Warrants to purchase up to          shares of our Class A Common Stock, each with an aggregate exercise price of $         million. The Common Warrants will be immediately exercisable from the date of issuance for an aggregate of          shares of our Class A Common Stock until the expiration date of the applicable tranche. The Common Warrants will be issued in four series. The exercise price for each series will equal 125.0%, 150.0%, 175.0% and 200.0%, respectively, of the Reference Price. Each series will expire in two equal tranches, with the first tranche expiring on the second, third, fourth or fifth anniversary of the Trade Date, as applicable, and the second tranche expiring on the date that is nine weeks after each such anniversary. See “Description of Securities We Are Offering — Common Warrants” on page S-10 of this prospectus supplement for additional information.

Investors purchasing shares of Class A Common Stock or Pre-Funded Warrants will also receive a pro rata allocation of Common Warrants based on the number of shares of Class A Common Stock or Pre-Funded Warrants purchased by that investor. The Common Warrants are being issued as part of the overall offering of Class A Common Stock and Pre-Funded Warrants, and not for any separate additional consideration.

Shares of Class A Common Stock or Pre-Funded Warrants and Common Warrants will be issued separately and will be immediately separable and separately transferrable upon issuance.

This prospectus supplement also relates to the offering of shares of Class A Common Stock issuable upon exercise of the Common Warrants issued in this offering.

Pre-Funded Warrants offered by us

Pre-Funded Warrants to purchase up to          shares of our Class A Common Stock. Each Pre-Funded Warrant will have a purchase price of $         per share (with all but a nominal exercise price of $0.10 per share prepaid as of the date of issuance) and will be immediately exercisable from the date of issuance until the date that is the 25-year anniversary of the date of issuance. See “Description of Securities We Are Offering — Pre-Funded Warrants” on page S-13 of this prospectus supplement for additional information.

This prospectus supplement also relates to the offering of shares of Class A Common Stock issuable upon exercise of the Pre-Funded Warrants issued in this offering.

Class A Common Stock outstanding

Before this offering	19,233,908 shares of Class A Common Stock

After this offering	shares of Class A Common Stock, assuming no exercise of the Warrants included in this offering.

Use of proceeds	We intend to use the net proceeds for general working capital and corporate purposes, which may include investment in technology development and deployment, repayment or repurchase of outstanding debt, capital expenditures, potential acquisitions and other business opportunities and purposes. See the section entitled “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-5 and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in the securities.

NYSE symbol	LEU. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on the NYSE or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited. See “Description of Securities We Are Offering - Trading Market.”

Unless otherwise indicated, the number of our shares of Class A Common Stock to be outstanding immediately after this offering as shown above is based on 19,233,908 shares of Class A Common Stock outstanding as of September 4, 2026, but excluding the following as of such date:

•	277,076 shares of Class A Common Stock issuable upon vesting of outstanding restricted stock units; and

•	417,334 shares of Class A Common Stock reserved for future issuance under our equity incentive plans.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, as well as other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before deciding whether to invest in shares of the securities. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” The occurrence of any of the events described below could materially adversely affect our business, financial condition, results of operations and growth prospects. In such an event, the trading price of our securities may decline, and you may lose all or part of your investment.

Additional Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We intend to use the net proceeds from the sale of shares of the securities in this offering for general working capital and corporate purposes, which may include investment in technology development and deployment, repayment or repurchase of outstanding debt, capital expenditures, potential acquisitions and other business opportunities and purposes. We retain broad discretion over the use of the net proceeds from the sale of the securities and, accordingly, you will need to rely upon the judgment of our board of directors and management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These net proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

You may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock in future transactions may be higher or lower than the price per share in this or previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment.

Future issuances or sales, or the potential for future issuances or sales, of our Class A Common Stock may cause the trading price of the securities to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of shares of our Class A Common Stock and may do so in the future. Shares to be issued pursuant to the exercise of our outstanding warrants, including the Warrants offered pursuant to this prospectus supplement, could cause the market price of our Class A Common Stock to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our Class A Common Stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our Class A Common Stock to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our Class A Common Stock and the Warrants could decline due to sales, or the announcements of proposed sales, of a large number of shares of Class A Common Stock in the market, including sales of Class A Common Stock by our large stockholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our Class A Common Stock and the Warrants and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of Class A Common Stock or other equity-related securities would have on the market price of our Class A Common Stock and the Warrants.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the NYSE or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The Common Warrants are speculative in nature.

The holders of the Common Warrants may exercise their right to acquire the Class A Common Stock and upon payment of an exercise price per share equal to 125.0%, 150.0%, 175.0% and 200.0%, respectively, of the Reference Price for the applicable series. The shares of Class A Common Stock allocated to each series of the Common Warrants will be immediately exercisable from the date of issuance until the expiration date applicable to the relevant tranche, with each series divided into two equal tranches. The first tranche will expire on the second, third, fourth or fifth anniversary of the Trade Date, as applicable, and the second tranche expiring on the date that is nine weeks after each such anniversary, after which date any such unexercised Common Warrants will expire and have no further value. Moreover, following this offering, the market value of the Common Warrants, if any, is uncertain and there can be no assurance that the market value of such Common Warrants will equal or exceed their imputed offering price. There can be no assurance that the market price of the Class A Common Stock will ever equal or exceed the exercise price of any series of the Common Warrants, and consequently, it may not ever be profitable for holders of such Common Warrant to exercise them.

We may not receive any additional funds upon exercise of the Warrants.

The Warrants may be exercised by way of a cashless exercise if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the shares underlying the Warrants. In addition, on each six-month anniversary of the date of issuance of the Common Warrants and upon at least 15 days’ prior notice to the holder, we may elect to require exercise of a Common Warrant only in a cashless exercise during the six-month period commencing on the date of such election to require a cashless exercise and ending on the date immediately prior to the next six-month anniversary of the date of issuance. See “Description of Securities We Are Offering — Common Warrants — Cashless Exercise.”

Our governing documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock.

Our certificate of incorporation, bylaws and the Section 382 Rights Agreement we have adopted with respect to our Class A Common Stock contain certain provisions that could delay or prevent a change in control. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include, without limitation:

•	a requirement that stockholders must provide advance notice to propose nominations or have other business considered at a meeting of stockholders;

•	supermajority stockholder approval to amend our bylaws or certain provisions in our certificate of incorporation;

•	limitations on transferability; and

•	authorization of blank check preferred stock.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding Class A Common Stock, from engaging in certain business combinations without the approval of substantially all of our stockholders for a certain period of time.

These and other provisions in our certificate of incorporation, bylaws and under Delaware law, including restrictions on foreign ownership and restrictions set forth in the Section 382 Rights Agreement, could discourage potential takeover attempts, reduce the price that investors might be willing to pay for shares of our Class A Common Stock in the future and result in the market price being lower than it would be without these provisions. For more information, see “Description of Capital Stock—Provisions of the Company’s Certificate of Incorporation, Bylaws and Delaware Law that May Have an Anti-Takeover Effect” in the accompanying prospectus.

Volatility in the market price and trading volume of our Class A Common Stock could negatively affect our stockholders and us.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The trading price of our Class A Common Stock has been, and is expected to continue to be, volatile. On September 8, 2026, the reported closing price of Class A Common Stock was $185.53 per share, while on December 31, 2025, the reported closing price of Class A Common Stock was $242.76 per share and on December 31, 2024, the reported closing price of our Class A Common Stock was $66.61 per share. The market price of our Class A Common Stock may fluctuate from time to time as a result of many factors, including but not limited to:

•	Investors’ perceptions of our prospects and the prospects of the LEU and energy markets;

•	Investors’ perceptions of us and/or the industry’s risk and return characteristics relative to other investment alternatives;

•	The difference between our actual financial and operating results, our earnings and capital guidance and those expected by investors and analysts;

•	Changes in analyst reports, recommendations, or earnings estimates regarding us, other comparable companies, or the industry generally, and our ability to meet those estimates;

•	Actual or anticipated fluctuations in quarterly financial and operating results;

•	Volatility in the equity securities market;

•	Sales, or anticipated sales, of large blocks of our Class A Common Stock; and

•	Impacts from regulatory changes, including changes resulting from environmental, climate change, nuclear legislation and regulatory initiatives.

We cannot predict the effect that issuances or sales of our Class A Common Stock, including pursuant to this offering, or other equity securities may have on the market price for our Class A Common Stock and the Warrants. The issuance and sale of substantial amounts of our Class A Common Stock, including issuances and sales pursuant to this offering, and other equity securities could adversely affect the market price of our Class A Common Stock and the Warrants. Many factors could have an impact on the market price of our Class A Common Stock and the Warrants, including the factors described above and otherwise included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those disclosed under the sections captioned “Risk Factors” in our reports filed with the SEC referred to above.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses and excluding any proceeds that may be received from the exercise of the Warrants, will be approximately $               million. The potential additional gross proceeds to us from the exercise of the Warrants, if fully exercised on a cash basis, will be approximately $               million. There can be no assurance that any Warrants will be exercised.

We intend to use the net proceeds to us from this offering for general working capital and corporate purposes, which may include investment in technology development or deployment, repayment or repurchase of outstanding debt, capital expenditures, potential acquisitions and other business opportunities and purposes.

The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities and/or savings accounts.

DIVIDEND POLICY

Centrus has never declared or paid any cash dividends on its Class A Common Stock. We currently anticipate that we will retain all of our future earnings for use in the expansion and operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable law and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of securities being offered in this offering. The shares of Class A Common Stock, Pre-Funded Warrants and the Common Warrants will be issued separately. The following description is subject in all respects to the provisions contained in instruments governing the applicable security.

Class A Common Stock

The material terms and provisions of our Class A Common Stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Common Warrants

The following is a summary of the material terms and provisions of the Common Warrants to purchase shares of Class A Common Stock that are being offered hereby. This summary is subject to and qualified in its entirety by the provisions of the form of Common Warrant, which have been provided to the investors in this offering and will be filed with the SEC as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Series

The Common Warrants will be issued in four series, which we refer to as Series A, Series B, Series C and Series D. Each series will represent the right to purchase a specified number of shares of our Class A Common Stock at the applicable exercise price for that series and will be divided into two equal tranches. The first tranche will expire on the second, third, fourth or fifth anniversary of the Trade Date, as applicable, and the second tranche expiring on the date that is nine weeks after each such anniversary. The exercise price for each series will be determined by reference to the closing sale price of our Class A Common Stock on the date of this prospectus supplement (the “Reference Price”). Specifically, the exercise price for Series A will equal 125.0% of the Reference Price, the exercise price for Series B will equal 150.0% of the Reference Price, the exercise price for Series C will equal 175.0% of the Reference Price and the exercise price for Series D will equal 200.0% of the Reference Price.

The number of Common Warrants issued in each series will be determined such that the aggregate exercise price in respect of such series is $        million. Accordingly, the number of shares underlying each series will equal $       million divided by the applicable exercise price for that series.

Each series will expire in two equal tranches. The expiration dates for the tranches are expected to be as follows, with an equal number of shares of Class A Common Stock underlying each expiration date:

Series A	September 10, 2028 and November 12, 2028.

Series B	September 10, 2029 and November 12, 2029.

Series C	September 10, 2030 and November 12, 2030.

Series D	September 10, 2031 and November 12, 2031.

Each tranche may be exercised until 11:59 p.m., New York City time, on the applicable expiration date for that tranche. If an expiration date falls on a day other than a Business Day or on a day on which trading does not take place on the principal trading market, the expiration date will be the next day that is not such a day.

Term

The Common Warrants will be immediately exercisable from the date of issuance and each tranche of Common Warrants will remain exercisable until the expiration date applicable to such tranche.

Exercise Price

The exercise price of the Common Warrants will not be a single fixed dollar amount for all Common Warrants. Instead, the exercise price for each series will be determined on the pricing date by applying the applicable percentages described below to the Reference Price. Accordingly, the exercise price per share for Series A will equal 125.0% of the Reference Price, the exercise price per share for Series B will equal 150.0% of the Reference Price, the exercise price per share for Series C will equal 175.0% of the Reference Price and the exercise price per share for Series D will equal 200.0% of the Reference Price. The exercise price and number of shares of Class A Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A Common Stock and also upon certain distributions of assets or purchase rights, and in connection with certain fundamental transactions, in each case, as described in the Common Warrants.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The exercise notice must specify the applicable series or series (and, within each such series, the applicable tranche or tranches) being exercised and the number of shares being exercised with respect to each such series and tranche. The holder is required to make payment of the aggregate exercise price in cash by wire transfer of immediately available funds within one trading day following delivery of the exercise notice, unless the holder is exercising by means of a cashless exercise.

A holder may exercise Common Warrants relating to one or more series independently, subject to the terms of the applicable Common Warrant and the expiration of the relevant tranches. A holder (together with its affiliates) may not exercise any tranche of such holder’s Common Warrants to the extent that the holder would own more than 4.99% of our outstanding Class A Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. Further, such Common Warrants may not be exercised to the extent that such exercise would result in a holder and its affiliates beneficially owning more than 9.99% of the outstanding Class A Common Stock or outstanding voting power of the Company (including shares of Class A Common Stock issuable upon exercise of the Common Warrants held by them).

If we fail to timely deliver the shares of our Class A Common Stock issuable upon exercise of the Common Warrants, or if a registration statement covering the issuance or resale of the shares underlying an exercise notice is unavailable and certain additional conditions are met, the holder will have certain rights, including the right to rescind the exercise. In addition, if, as a result of such failure or unavailability, the holder is required by its broker to purchase shares of our Class A Common Stock in the open market or otherwise to satisfy a sale by the holder of the shares that it anticipated receiving upon exercise (a “buy-in”), then we will be required, within five trading days after the holder’s request, to pay the holder cash in an amount equal to the excess, if any, of the holder’s total purchase price (including customary brokerage commissions and other out-of-pocket expenses, if any) for the shares so purchased over the amount obtained by multiplying (i) the number of shares we were required to deliver upon exercise by (ii) the price at which the sell order giving rise to such purchase obligation was executed. Conversely, if the holder’s total purchase price for the shares acquired in the buy-in is less than that amount, the holder will be required to remit the difference to us. The holder will also have the option to require us either to reinstate the tranche of the Common Warrant covering the equivalent number of shares for which the exercise was not honored or to deliver the number of shares that would have been issued had we timely complied with our exercise and delivery obligations.

To the extent any tranche is not exercised on or prior to its applicable expiration date, the right to exercise that tranche will terminate automatically and the applicable tranche of the Common Warrant will expire worthless.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of Class A Common Stock underlying the Common Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A Common Stock determined according to a formula set forth in the Common Warrant.

Notwithstanding the foregoing, on each six-month anniversary of the date of issuance of the Common Warrants and upon at least 15 days’ prior notice to the holder, we may elect to require exercise of a Common Warrant only in a cashless exercise during the six-month period commencing on the date of such election to require a cashless exercise and ending on the date immediately prior to the next six-month anniversary of the date of issuance. The holder will not have discretion to exercise a Common Warrant in cash. We will have the right to make an election to require cashless exercise only on each six-month anniversary of the date of issuance of the Common Warrants, and, once made, such election to require cashless exercise shall be irrevocable by us for the corresponding six-month period. Commencing on the next six-month anniversary of the date of issuance following an election to require a cashless exercise, a Common Warrant may be exercised only in cash unless either (i) an election to require a cashless exercise by the holder is permitted in accordance with the preceding paragraph or (ii) we make (and provided notice of) a new election to require a cashless exercise.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A Common Stock, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of our Class A Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Class A Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our Class A Common Stock for which the Common Warrant is exercisable immediately prior to such event. Alternatively, in connection with any Change of Control, as described in the Common Warrants, if requested by the holder of the Common Warrant, the successor entity shall purchase the Common Warrant from such holder by paying the holder cash in an amount to be calculated using the Black-Scholes Option Pricing Model, as described in the Common Warrants. Notwithstanding the foregoing, our company shall not be party to a fundamental transaction unless (i) the successor entity assumes the obligations under the Common Warrant and transaction documents or (ii) the successor entity is a publicly traded company, which the holder of the Common Warrant may waive.

Fractional Shares

No fractional shares of Class A Common Stock will be issued upon exercise of the Common Warrants. Rather, the number of shares of Class A Common Stock to be issued will be rounded down to the nearest whole number.

Trading Market

There is no established trading market for any of the Common Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of the holders’ ownership of shares of our Class A Common Stock, the holders of Common Warrants do not have the rights or privileges of holders of our Class A Common Stock, including any voting rights, until such holders exercise their Common Warrants.

Waivers and Amendments

Except for the beneficial ownership limitation provisions and the amendment provision itself, which may not be amended, modified or waived, the Common Warrants may be modified or amended, or the provisions thereof waived, with the written consent of us and the holders of the majority outstanding of the Common Warrant of the series affected by such modification, amendment or waiver.

Warrant Agent

US Bank Trust Company, National Association will act as warrant agent (the “Warrant Agent”) for the Common Warrants. The Common Warrants will be issued in certificated form in the name of the registered holders thereof, and shall initially be deposited with the Warrant Agent, as custodian for such registered holders.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants to purchase shares of Class A Common Stock that are being offered hereby. This summary is subject to and qualified in its entirety by the provisions of the form of Pre-Funded Warrant, which have been provided to the investors in this offering and will be filed with the SEC as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Term

The Pre-Funded Warrants will be immediately exercisable from the date of issuance and will expire on the date that is the 25-year anniversary of the date of issuance.

Exercise Price

The Pre-Funded Warrants offered hereby will have a $ per share purchase price (represented by the offering price per share for Class A Common Stock less a nominal exercise price of $0.10 per share remaining unpaid as of the date of issuance).

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder would own more than 4.99% of our outstanding Class A Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers in this offering may also elect prior to the issuance of Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Class A Common Stock. Further, such Pre-Funded Warrants may not be exercised to the extent that such exercise would result in a holder and its affiliates beneficially owning more than 9.99% of the outstanding Class A Common Stock or outstanding voting power of the Company (including shares of Class A Common Stock issuable upon exercise of the Pre-Funded Warrants held by them).

Cashless Exercise

If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the shares of Class A Common Stock underlying the Pre-Funded Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A Common Stock determined according to a formula set forth in the Pre-Funded Warrant.

Notwithstanding the foregoing, on each six-month anniversary of the date of issuance of the Pre-Funded Warrants and upon at least 15 days’ prior notice to the holder, we may elect to require exercise of a Pre-Funded Warrant only in a cashless exercise during the six-month period commencing on the date of such election to require a cashless exercise and ending on the date immediately prior to the next six-month anniversary of the date of issuance. The holder will not have discretion to exercise a Pre-Funded Warrant in cash. We will have the right to make an election to require cashless exercise only on each six-month anniversary of the date of issuance of the Pre-Funded Warrants, and, once made, such election to require cashless exercise shall be irrevocable by us for the corresponding six-month period. Commencing on the next six-month anniversary of the date of issuance following an election to require a cashless exercise, a Pre-Funded Warrant may be exercised only in cash unless either (i) an election to require a cashless exercise by the holder is permitted in accordance with the preceding paragraph or (ii) we make (and provided notice of) a new election to require a cashless exercise.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A Common Stock, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of our Class A Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Class A Common Stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our Class A Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, our company shall not be party to a fundamental transaction unless (i) the successor entity assumes the obligations under the Pre-Funded Warrant and transaction documents or (ii) the successor entity is a publicly traded company, which the holder of the Pre-Funded Warrant may waive.

Fractional Shares

No fractional shares of Class A Common Stock will be issued upon exercise of the Pre-Funded Warrants. Rather, the number of shares of Class A Common Stock to be issued will be rounded down to the nearest whole number.

Trading Market

There is no established trading market for any of the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of our Class A Common Stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Common Stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Waivers and Amendments

Except for the beneficial ownership limitation provisions and the amendment provision itself, which may not be amended, modified or waived, the Pre-Funded Warrants may be modified or amended, or the provisions thereof waived, with the written consent of us and the holder of such Pre-Funded Warrants.

Warrant Agent

US Bank Trust Company, National Association will act as warrant agent for the Pre-Funded Warrants. The Pre-Funded Warrants will be issued in certificated form in the name of the registered holders thereof, and shall initially be deposited with the Warrant Agent, as custodian for such registered holders.

UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below. Guggenheim Securities, LLC is the representative of the underwriters. We refer to the several underwriters listed in the table below as the “underwriters.” Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the securities. Our Class A Common Stock trades on the NYSE under the symbol “LEU.”

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of securities set forth opposite its name below:

Underwriters	Number of Shares	Number of Pre-Funded Warrants	Number of Common Warrants
Guggenheim Securities, LLC
Barclays Capital Inc.

The underwriting agreement provides that the obligation of the underwriters to purchase the securities offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the securities offered hereby if any are purchased.

The securities offered hereby are expected to be ready for delivery on or about September          , 2026 against payment in immediately available funds.

Discounts and Expenses

The underwriters propose to offer the shares of Class A Common Stock or Pre-Funded Warrants purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $              per share of Class A Common Stock or $              per Pre-Funded Warrant. After the completion of this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the securities to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of an underwriting discount. The underwriters’ discount will be               % of the gross proceeds of this offering, or $               per share of Class A Common Stock or $               per Pre-Funded Warrant, based on the public offering price per share set forth on the cover page of this prospectus supplement. Investors purchasing shares of Class A Common Stock or Pre-Funded Warrants will also receive a pro rata allocation of Common Warrants based on the number of shares of Class A Common Stock or Pre-Funded Warrants purchased by that investor. The Common Warrants are being issued as part of the overall offering of Class A Common Stock and Pre-Funded Warrants, and not for any separate additional consideration. Accordingly, the Common Warrants will not have a separate public offering price, and no separate underwriting discount or commission will be attributable to the Common Warrants.

The following table provides information regarding the amount of the underwriting discount to be paid to the underwriters by us, before estimated offering expenses:

	Per Share of Class A Common Stock	Per Pre-Funded Warrant	Total
Offering price	$	$	$
Underwriting discount	$	$	$
Total(1)	$	$	$

(1)	The potential additional gross proceeds to us from the exercise of the Warrants, if fully exercised on a cash basis, will be approximately $ .

We estimate that our total offering expenses for this offering, net of the underwriting discount, will be approximately $              . We have agreed to reimburse the underwriters for all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the representative under the underwriting agreement (including, without limitation, the fees and expenses of the underwriters’ outside attorneys).

Warrant Solicitation Fee

We have agreed to engage the underwriters as our agents to solicit the exercise of the Common Warrants after the completion of this offering. For any Common Warrant exercised in a solicited transaction, we will pay the underwriters a solicitation fee equal to 1.0% of the applicable cash proceeds received by us from such exercise, allocated among the underwriters as provided in the underwriting agreement. No solicitation fee will be payable, however, in the circumstances prohibited by FINRA Rule 5110(g)(10), including where the exercise is not solicited, where the market price of the underlying common stock is below the exercise price at the time of exercise, where the warrant is held in a discretionary account without the holder’s prior specific written approval, or where the solicitation fee arrangement is not properly disclosed in the applicable prospectus.

As long as any Common Warrant remains outstanding, we will use our reasonable best efforts to cooperate with the underwriters, during such periods as may be agreed from time to time between us and the underwriters, in connection with their solicitation efforts, including, without limitation, by furnishing such information and participating in such due diligence sessions as the underwriters may reasonably request and confirming to the underwriters that, at the time of such solicitation efforts, we are not, and could not reasonably be deemed to be, in possession of material non-public information. Each of the underwriters shall have the right to suspend or pause their solicitation efforts or terminate its role as a solicitation agent during any period in which we are, or could reasonably be deemed to be, in possession of material non-public information or where such underwriter concludes such solicitation efforts do not comply with its internal policies.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to (i) offer, pledge, issue, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A Common Stock or any securities convertible into or exercisable or exchangeable for our Class A Common Stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise; or (iii) confidentially submit or file any registration statement with the SEC relating to the offering of any shares of our Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Class A Common Stock, without the prior written consent of Guggenheim Securities, LLC for a period of 60 days following the date of this prospectus supplement (the "Lock-Up Period"). This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of the securities sold in this offering, as well as any shares of our Class A Common Stock issuable upon exercise of the Warrants, (ii) the issuance of shares of our Class A Common Stock upon exercise of outstanding options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities, (iii) the issuance of employee stock options and the grant of restricted stock awards or restricted stock units or shares of Class A Common Stock pursuant to equity incentive plans existing on the date hereof, provided that each recipient of shares of Class A Common Stock, or securities exchangeable or exercisable for or convertible into Class A Common Stock, pursuant to such equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period, (iv) adoption of a new equity incentive plan, and the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and the issuance of securities pursuant to such new equity incentive plan, provided that (a) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (b) each recipient of shares of Class A Common Stock, or securities exchangeable or exercisable for or convertible into Class A Common Stock, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period, and (v) entry into an agreement providing for the issuance of Class A Common Stock or securities convertible into or exercisable for shares of Class A Common Stock in connection with any exchange offer, restructuring, or similar transaction, and the issuance of any such securities pursuant to any such agreement; provided, that the recipient of any such shares of Class A Common Stock or securities during the Lock-Up Period shall enter into an agreement prohibiting it from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period.

In addition, each of our directors and named executive officers has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, without the prior consent of Guggenheim Securities, LLC for the Lock-Up Period (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock (including without limitation, shares of Class A Common Stock or such other securities which may be deemed to be beneficially owned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act, (ii) enter into any hedging, swap, loan or any other agreement or any transaction (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument however described or defined) that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Lock-Up Securities, whether any such hedging, swap, loan or transaction is to be settled by delivery of shares of Class A Common Stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii). This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to certain customary exceptions, and exceptions for transfers to us pursuant to the terms of employment agreements and to satisfy tax withholding obligations.

Stabilization and Passive Market Making

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the Class A Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Common Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of the Class A Common Stock. As a result, the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of Class A Common Stock. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. For example, certain of the underwriters or their affiliates act as sales agents under our existing ATM program, for which they have received customary fees.

In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, one of the underwriters has a contractual right of first refusal to future securities offerings by us.

Electronic Distribution

This prospectus supplement may be made available in electronic format on websites or through other online services maintained by the underwriters or selling group members or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement in electronic format, the information on the underwriters’ or selling group members’ websites or our website and any information contained in any other websites maintained by the underwriters or the selling group members or by us is not part of this prospectus supplement has not been approved and/or endorsed by us or the underwriter or selling group member in its capacity as underwriter or selling group member, and should not be relied upon by investors.

Direct Settlement

The representative may elect to have purchasers in the offering make payment for the shares of our Class A Common Stock, Pre-Funded Warrants and Common Warrants directly to the Company on the closing date by wire transfer of immediately available funds to an account designated by the Company, at the public offering price as set forth on the cover page of this prospectus supplement, rather than through the underwriters. In that event, the Company will deliver the Class A Common Stock to such purchasers on the closing date in book-entry form through the facilities of The Depository Trust Company against payment, and will deliver the Pre-Funded Warrants and Common Warrants to such purchasers on the closing date in certificated form against payment, in each case instead of delivering those securities to the underwriters.

Selling Restrictions – Notice to Non-U.S. Investors

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, referred to as the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

China

This prospectus supplement will not be circulated or distributed in the People’s Republic of China (the “PRC”) and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly, to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Dubai

This prospectus supplement relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the securities should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the EU Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time under the following exemptions under the EU Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the EU Prospectus Regulation;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and each of the underwriters that it is a “qualified investor” within the meaning of Article 2(e) of the EU Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the EU Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus supplement being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (“Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (“Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the securities be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in our shares. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

a)	to any person which is a professional client as defined under the FinSA;

b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriters for any such offer; or

c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 35 FinSA.

The securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of the securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the Dubai Financial Services Authority

United Kingdom

No securities may be offered or sold in the United Kingdom by means of this prospectus supplement or any other document, except in circumstances which do not require the publication of a prospectus pursuant to Part 1 of Schedule 1 to the United Kingdom’s Public Offers and Admissions to Trading Regulations 2024 (“POATR”).

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in paragraph 15 of Schedule 1 of the POATR) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) being persons who have professional experience in matters relating to investments, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated. Each such person is referred to herein as a “Relevant Person.”

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF COMMON STOCK, PRE-FUNDED WARRANTS OR COMMON WARRANTS

The following is a discussion of the material U.S. federal income tax considerations relating to ownership and disposition of shares of our Class A Common Stock, Pre-Funded Warrants or Common Warrants acquired in this offering. This discussion is for informational purposes only and is not tax advice. Accordingly, all prospective holders of our Class A Common Stock, Pre-Funded Warrants or Common Warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Class A Common Stock, Pre-Funded Warrants or Common Warrants. For purposes of this discussion, a “U.S. holder” means a beneficial owner (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) of our Class A Common Stock, Pre-Funded Warrants or Common Warrants who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons has the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our Class A Common Stock, Pre-Funded Warrants or Common Warrants who is not a U.S. holder or a partnership or other pass-through entity for U.S. federal income tax purposes.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. In addition, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein or that any such challenge would not be sustained by a court. We assume in this discussion that each holder holds shares of our Class A Common Stock, Pre-Funded Warrants or Common Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxation, any minimum tax provisions of the Code or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to particular holders, such as:

•	insurance companies;

•	tax-exempt organizations;

•	banks or other financial institutions;

•	brokers or dealers in securities;

•	traders in securities that elect to use a mark-to-market method of tax accounting;

•	regulated investment companies;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	owners that hold our Class A Common Stock, Pre-Funded Warrants or Common Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	U.S. holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	qualified foreign pension funds or entities wholly owned by a qualified foreign pension fund;

•	owners required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement;

•	real estate investment trusts;

•	persons that purchase our Class A Common Stock, Pre-Funded Warrants or Common Warrants as part of a wash sale for tax purposes; and

•	certain U.S. expatriates and former citizens or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships or persons who hold our Class A Common Stock, Pre-Funded Warrants or Common Warrants through partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Class A Common Stock, Pre-Funded Warrants or Common Warrants should consult his, her or its own tax advisor regarding the tax consequences of purchasing, owning and disposing of our Class A Common Stock, Pre-Funded Warrants or Common Warrants through a partnership or other pass-through entity, as applicable.

Allocation of Purchase Price to Class A Common Stock, Pre-Funded Warrants and Common Warrants

For U.S. federal income tax purposes, the acquisition of each share of Class A Common Stock or Pre-Funded Warrant, as applicable, and Common Warrant, should be treated as the acquisition of an “investment unit” consisting of one share of Class A Common Stock or Pre-Funded Warrant, as applicable, and Common Warrants to acquire shares of our Class A Common Stock, subject to adjustment. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of Class A Common Stock or Pre-Funded Warrant, as applicable, and the Common Warrant included in each unit. The separation of the share of Class A Common Stock or Pre-Funded Warrant, as applicable, and the Common Warrants included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our Class A Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Class A Common Stock, as described below. Accordingly, no gain or loss should be recognized upon exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Class A Common Stock received. Similarly, the adjusted tax basis of the Pre-Funded Warrant should carry over to the share of Class A Common Stock received upon exercise, increased by the exercise price of $0.10. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of the Common Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Common Warrant. The U.S. holder will take a tax basis in the shares acquired on the exercise of a Common Warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the Common Warrant exercised (as determined pursuant to the rules discussed above). The U.S. holder’s holding period in the shares of our Class A Common Stock acquired on exercise of the Common Warrant will begin on the date of exercise of the Common Warrant (or possibly, the day after), and will not include any period for which the U.S. holder held the Common Warrant.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of the Common Warrants into our Class A Common Stock. The U.S. federal income tax treatment of a cashless exercise of the Common Warrants into our Class A Common Stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon exercise of a Common Warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of the Common Warrants, including with respect to their holding period and tax basis in the shares of Class A Common Stock acquired on the exercise of the Common Warrants.

The lapse or expiration of a warrant will be treated as if the U.S. holder sold or exchanged the warrant and recognized a loss in an amount equal to the U.S. holder’s adjusted tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on the Pre-Funded Warrants or Common Warrants

Under Section 305 of the Code, an adjustment to (or failure to adjust) the number of shares of Class A Common Stock issued on the exercise of the Pre-Funded Warrants or Common Warrants, or an adjustment to (or failure to adjust) the exercise price of the Pre-Funded Warrants or Common Warrants may be treated as a constructive distribution to a U.S. holder of the Pre-Funded Warrants or Common Warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment. An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution in cash or other property to the holders of Pre-Funded Warrants or Common Warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our Class A Common Stock after the issuance of the Pre-Funded Warrants or Common Warrants, then we may make a corresponding distribution to a Pre-Funded Warrant holder or Common Warrant holder, as applicable. The taxation of a distribution received with respect to a Pre-Funded Warrant should be the same as the taxation of a distribution on our Class A Common Stock as described below. The taxation of a distribution received with respect to a Common Warrant is unclear. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Pre-Funded Warrants or Common Warrants.

Distributions on Our Class A Common Stock

As discussed under “Dividend Policy” above, we do not expect to make cash dividends to holders of our Class A Common Stock in the foreseeable future. Distributions, if any, made on our Class A Common Stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s adjusted tax basis in the Class A Common Stock which will reduce a holder’s adjusted tax basis in the Class A Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Class A Common Stock, Pre-Funded Warrants or Common Warrants.” If certain holding period and other applicable requirements are met, dividends received by a corporation will be eligible for a dividends received deduction, and dividends received by a non-corporate U.S. holder will qualify for taxation at reduced rates.

Gain on Sale, Exchange or Other Taxable Disposition of Our Class A Common Stock, Pre-Funded Warrants or Common Warrants

Upon a sale, exchange or other taxable disposition of our Class A Common Stock, Pre-Funded Warrants or Common Warrants (other than by exercise), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in Class A Common Stock, Pre-Funded Warrants or Common Warrants, as applicable. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the Class A Common Stock, Pre-Funded Warrants or Common Warrants, as applicable, exceeds one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a sale, exchange or other taxable disposition of our Class A Common Stock, Pre-Funded Warrants or Common Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to distributions (including constructive distributions) on the Class A Common Stock, Pre-Funded Warrants or Common Warrants and to the proceeds of a sale or other disposition of the Class A Common Stock, Pre-Funded Warrants or Common Warrants paid by us to a U.S. holder unless such U.S. holder is an exempt recipient from backup withholding, such as C corporations and certain tax-exempt organizations. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable To Non-U.S. Holders

Exercise and Expiration of the Common Warrants

In general, a Non-U.S. holder will not be subject to U.S. federal income tax on the exercise of the Common Warrants into shares of Class A Common Stock. The U.S. federal income tax treatment of a cashless exercise of the Common Warrants into our Class A Common Stock is unclear. A Non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of the Common Warrants.

The expiration or lapse of a warrant will be treated as if the Non-U.S. holder sold or exchanged the Common Warrant and recognized a capital loss equal to the Non-U.S. holder’s adjusted tax basis in the Common Warrant. However, a Non-U.S. holder will not be able to utilize a loss recognized upon expiration or lapse of a Common Warrant against the Non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States) or is treated as a U.S.-source loss and the Non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on the Pre-Funded Warrants and Common Warrants

As described above under “- Tax Considerations Applicable to U.S. Holders - Certain Adjustments to and Distributions on the Pre-Funded Warrants or Common Warrants”, an adjustment to the Pre-Funded Warrants or Common Warrants could result in a constructive distribution to a Non-U.S. holder, which would be treated, in the case of a Pre-Funded Warrant, as described under “Distributions on our Class A Common Stock” below, and the tax treatment of a distribution on a Common Warrant is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Pre-Funded Warrants or Common Warrants.

Distributions on Our Class A Common Stock

As discussed under “Dividend Policy” above, we do not expect to make cash dividends to holders of our Class A Common Stock in the foreseeable future. Distributions, if any, made on our Class A Common Stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the Non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the Class A Common Stock, which will reduce a holder’s adjusted tax basis in the Class A Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Class A Common Stock, Pre-Funded Warrants or Common Warrants.” Any such distributions will also be subject to the discussion below under the section titled “FATCA.”

Dividends paid to a Non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the Non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A Non-U.S. holder of our Class A Common Stock or Pre-Funded Warrants who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. A Non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale or Other Taxable Disposition of Our Class A Common Stock, Pre-Funded Warrants or Common Warrants

In general, a Non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our Class A Common Stock, Pre-Funded Warrants or Common Warrants unless:

•	the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such Non-U.S. holder in the United States, in which case the Non-U.S. holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the Non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Class A Common Stock” also may apply;

•	the Non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the Non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. holder, provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses, if any; or

•	we are, or have been, at any time during the five-year period preceding such taxable disposition (or the Non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our Class A Common Stock is regularly traded on an established securities market and the Non-U.S. holder holds no more than 5% of our outstanding Class A Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the taxable disposition or the period that the Non-U.S. holder held our Class A Common Stock. Special rules may apply to a holder of Pre-Funded Warrants or Common Warrants. Non-U.S. holders are urged to consult their own tax advisors regarding the application of these rules to Pre-Funded Warrants or Common Warrants. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then, 15% of the proceeds payable to a Non-U.S. holder from a sale or other taxable disposition of our Class A Common Stock, or possibly Pre-Funded Warrants or Common Warrants, may be required to be withheld and the Non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or will become, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our Class A Common Stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. holder the gross amount of the distributions (including constructive distributions) on our Class A Common Stock, Pre-Funded Warrants or Common Warrants and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends (including constructive dividends) on our Class A Common Stock, Pre-Funded Warrants or Common Warrants. Generally, a Non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets the documentary evidence requirements for establishing that it is a not a United States person or otherwise establishes an exemption. Dividends paid to Non-U.S. holders subject to U.S. withholding tax, as described above in “Distributions on Our Class A Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our Class A Common Stock, Pre-Funded Warrants or Common Warrants by a Non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. holder can be refunded or credited against the Non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30%, unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Class A Common Stock, Pre-Funded Warrants or Common Warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Class A Common Stock, Pre-Funded Warrants or Common Warrants, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our Class A Common Stock, Pre-Funded Warrants or Common Warrants, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify these rules. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Class A Common Stock, Pre-Funded Warrants or Common Warrants and the entities through which they hold our Class A Common Stock, Pre-Funded Warrants or Common Warrants.

The preceding discussion of material U.S. federal tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Class A Common Stock. Pre-Funded Warrants or Common Warrants, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by O’Melveny & Myers LLP. The underwriters are being represented in connection with this offering by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements of Centrus Energy Corp. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to Centrus Energy Corp.’s annual report on Form 10-K for the year ended December 31, 2025, and the effectiveness of Centrus Energy Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the addresses set forth above. We also maintain an Internet site at www.centrusenergy.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 11, 2026;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2026;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 6, 2026 and the fiscal quarter ended June 30, 2026, filed with the SEC on August 6, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 23, 2026, February 11, 2026, March 16, 2026, April 20, 2026, June 18, 2026, June 18, 2026, July 2, 2026, August 6, 2026, August 18, 2026 and September 9, 2026; and

•	the description of our Class A Common Stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on April 7, 2016, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.18 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 7, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents in writing to: Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, MD 20817, tel: (301) 564-3200. These documents are also available on the Investors section of our website, which is located at www.centrusenergy.com, or as described under “Where You Can Find More Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

Centrus Energy Corp.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock is listed on The NYSE American LLC, or the NYSE American, under the symbol “LEU.” On November 5, 2025, the last reported sale price of our common stock was $325.73 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on the NYSE American or any other securities exchange.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 9 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2025

TABLE OF CONTENTS

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as such term is defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Centrus,” the “Company,” “we,” “us,” “our” or similar references to refer to Centrus Energy Corp., a Delaware corporation, and its subsidiaries.

1

Where You Can Find More Information

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Such annual, quarterly and current reports, proxy statements and other information, as well as the registration statement, including the exhibits and any schedules thereto, are available on the Internet website maintained by the SEC at http://www.sec.gov. These documents may also be accessed on our website under the heading “Investor Relations” at www.centrusenergy.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

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Information We Incorporate By Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 7, 2025;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25,2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 8, 2025, the fiscal quarter ended June 30, 2025, filed with the SEC on August 6, 2025, and the fiscal quarter ended September 30, 2025, filed with the SEC on November 6, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on February 25, 2025, May 9, 2025, June 6, 2025, June 20, 2025, June 20, 2025, June 25, 2025, August 8, 2025, August 13, 2025, August 14, 2025, August 18, 2025, August 19, 2025, August 22, 2025, August 26, 2025, and September 25, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on April 7, 2016, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.18 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 7, 2025.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Centrus Energy Corp.

6901 Rockledge Drive, Suite 800

Bethesda, MD 20817

(301) 564-3200

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Special Note Regarding Forward-Looking Statements

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this prospectus and represent management’s current views and assumptions with respect to future events and operational, economic and financial performance. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control.

For Centrus, particular risks and uncertainties (hereinafter, “risks”) that could cause our actual future results to differ materially from those expressed in our forward-looking statements and which are, and may be, exacerbated by any worsening of the global business and economic environment include, but are not limited to, the following:

Risks related to the war in Ukraine factors primarily include:

•	risks related to the geopolitical conflicts and the imposition of sanctions or other measures, including bans or tariffs, by (i) the U.S. or foreign governments and institutions such as the European Union, (ii) organizations (including the United Nations or other international organizations), and/or (iii) entities (including private entities or persons), that could directly or indirectly impact our financial position or ability to obtain, deliver, transport, or sell low-enriched uranium (“LEU”) or the separate work units (“SWU”) and natural uranium hexafluoride components of LEU delivered to us under the TENEX Supply Contract or other supply contracts or make related payments or deliveries of natural uranium hexafluoride to TENEX, Joint Stock Company (“TENEX”);

•	risks related to laws or other government measures that ban, delay or restrict (i) imports of Russian LEU into the United States, including but not limited to the Prohibiting Russian Uranium Imports Act (the “Import Ban Act”), or (ii) transactions with Rosatom or its subsidiaries, which include TENEX, or (iii) exports of Russian LEU from Russia to the United States or any entity that is a U.S. entity or that transacts with a U.S. entity, including but not limited to Russian Federal Decree No. 1544 (the “Russian Decree”);

•	risks related to our potential inability to secure additional U.S. government waivers from the Import Ban Act in a timely manner or at all in order to allow us to continue importing Russian LEU under the TENEX Supply Contract or implementing the TENEX Supply Contract;

•	risks related to TENEX’s refusal or its prohibition or inability to deliver, or timely deliver, LEU to us for any reason, including (i) U.S. or foreign government sanctions, bans, or decrees imposed on LEU from Russia or on TENEX, (ii) TENEX being unable, prohibited or unwilling to receive payments, receive the return of natural uranium hexafluoride, or conduct other activities related to the TENEX Supply Contract, (iii) TENEX elects, or is directed (including by its owner or the Russian government), to limit, pause or stop transactions with us or with the United States or other countries or (iv) TENEX is unable to secure specific export licenses from the Russian authorities as required by the Russian Decree for each shipment or secure them in a timely manner to ship Russian LEU to the United States, or such export licenses, once secured, are subsequently rescinded prior to shipment;

•	risks related to laws, sanctions or other government measures that prohibit or restrict doing business with TENEX; and

•	risks related to disputes with third parties, including contractual counterparties, that could result if we do not receive timely deliveries of LEU under the TENEX Supply Contract and are unable to rely on contractual protections.

Risks related to economic and industry factors primarily include:

•	risks related to our dependence on others, such as TENEX, under the TENEX Supply Contract, Orano, under the Orano Supply Agreement, and other suppliers (including, but not limited to, transporters, fabricators or converters) who provide, or deliver, to us the goods and services we need to conduct our business and any resulting negative impact on our liquidity;

•	risks related to our ability to sell, transport or deliver the LEU we procure pursuant to our purchase obligations under our supply agreements and the impacts of sanctions or limitations on imports of such LEU, including those imposed under the 1992 Russian Suspension Agreement, international trade legislation and other international trade restrictions including but not limited to the Import Ban Act and Russian Decree;

•	risks related to the increasing quantities of LEU being imported into the United States from China and the impact on our ability to make future LEU or SWU sales or ability to finance any build-out of our enrichment capacities;

•	risks related to change in laws, tariffs or other government measures that would lift, lower or relax such laws, tariffs or government measures to allow the importation of LEU, or increase its cost, from Russia or other countries with restrictions;

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•	risks related to not being able to sell the Russian LEU available for purchase under the TENEX Supply Contract for import in 2026 or 2027 for any reason, including customers having filled their fuel needs for those years;

•	risks related to whether or when government funding or demand for high assay low-enriched uranium (“HALEU”) for government or commercial uses will materialize and at what level;

•	risks regarding funding for continuation and deployment of the American Centrifuge technology;

•	risks related to (i) our ability to perform and absorb costs under the HALEU Operation Contract, (ii) our ability to obtain new contracts and funding to be able to continue operations and (iii) our ability to obtain and/or perform under other agreements;

•	risks that (i) we may not obtain the full benefit of the HALEU Operation Contract and may not be able or allowed to operate the HALEU enrichment facility to produce HALEU after the completion of the HALEU Operation Contract or (ii) the output from the HALEU enrichment facility may not be available to us as a future source of supply;

•	risks related to existing or new trade barriers, and related to contract terms, that limit our ability to procure LEU for, or sell, transport or deliver LEU to, customers;

•	risks related to pricing trends and demand in the uranium and enrichment markets and their impact on our profitability;

•	risks related to the movement and timing of customer orders;

•	risks related to the fact that we face significant competition from major LEU producers who may be less cost sensitive or are wholly or partially government owned;

•	risks that our ability to compete in foreign markets may be limited for various reasons, including policies that favor indigenous suppliers over foreign suppliers of goods and services;

•	risks related to the fact that our revenue is largely dependent on our largest customers;

•	risks related to our backlog, including uncertainty concerning customer actions under current contracts and in future contracting attributable to market conditions, global events or other factors, including our lack of current production capability;

•	risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan, on the nuclear industry and on our business, results of operations and prospects;

•	risks related to financial difficulties experienced by customers or suppliers, including possible bankruptcies, insolvencies, or any other situation, event or occurrence that affect the ability of others to pay for our products or services in a timely manner or at all;

•	risks related to pandemics, endemics, and other health crises; and

•	risks related to the impact and potential extended duration of a supply/demand imbalance in the market for LEU.

Risks related to operational factors primarily include:

•	risks related to the U.S. Department of Energy (“DOE”) not issuing any major task orders to any contract awardee under any of the HALEU Production Contract, LEU Production Contract, or HALEU Deconversion Contract;

•	risks related to the Company not winning additional task orders under the HALEU Production Contract, LEU Production Contract and HALEU Deconversion Contract to expand the capacity of the American Centrifuge plant;

•	risks related to DOE not providing an adequate share of the appropriated funding to the Company under any of the HALEU Production Contract, LEU Production Contract, or HALEU Deconversion Contract;

•	risks related to our ability to secure financing to expand our plant for LEU or HALEU or expand it to the level that would make it commercially viable;

•	risks related to the DOE not exercising additional options under Phase 3 of the HALEU Operation Contract or awarding a third party to continue the HALEU Operation Contract;

•	risks related to our inability to increase capacity for HALEU or LEU in a timely manner to meet market demand or our contractual obligations;

•	risks related to DOE not awarding any contracts to the Company in response to the Company’s future proposals;

•	risks related to reliance on the only firm that has the necessary permits and capability to transport LEU from Russia to the United States and that firm’s ability to maintain those permits and capabilities or secure additional permits;

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•	risks related to the ongoing government shutdown or lack of funding that could result in program cancellations, disruptions and/or stop work orders and could limit the U.S. government’s ability to make timely payments, including under Executive Order 14158, and our ability to perform under our U.S. government contracts and successfully compete for work including under the HALEU Operation Contract;

•	risks related to changes to the U.S. government’s appropriated funding levels for HALEU Operation Contract due to changes in U.S. government policy or other reasons;

•	risks related to uncertainty regarding our ability to commercially deploy competitive enrichment technology;

•	risks related to the potential for demobilization or termination of the HALEU Operation Contract;

•	risks that we will not be able to timely complete the work that we are obligated to perform;

•	risks related to the government’s inability to satisfy its obligations, including supplying government furnished equipment necessary for us to produce and deliver HALEU under the HALEU Operation Contract and processing security clearance applications resulting from a government shutdown or other reasons;

•	risks related to our inability to obtain the government’s approval to extend the term of, or the scope of permitted activities under, our lease with the DOE in Piketon, Ohio;

•	risks related to security, including cybersecurity, incidents that may impact our business operations, including incidents that may relate to the ongoing conflict in the Middle East and other regions of concern;

•	risks related to our inability to perform under fixed-price and cost-share contracts such as the HALEU Operation Contract, including the risk that costs that we must incur could be higher than expected and the risk related to complying with stringent government contractual requirements; and

•	risks related to our inability to attract qualified employees necessary for the planned expansion of our operations in Oak Ridge, Tennessee or Piketon, Ohio.

Risks related to financial factors primarily include:

•	risks related to our long-term liabilities, including our defined benefit pension plan obligations and postretirement health and life benefit obligations;

•	risks related to our 0% and 2.25% Convertible Notes maturing in 2032 and 2030, respectively;

•	risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year;

•	risks related to the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities;

•	risks related to the Company’s capital concentration;

•	risks related to the value of our intangible assets related to LEU segment’s backlog and customer relationships;

•	risks related to decisions made by our Class B Common Stock stockholders regarding their investment in the Company, including decisions based upon factors that are unrelated to the Company’s performance;

•	risks that a small number of holders of our Class A Common Stock (whose interests may not be aligned with other holders of our Class A Common Stock) may exert significant influence over the direction of the Company and may be motivated by interests that are not aligned with the Company’s other Class A stockholders;

•	risks related to (i) the use of our net operating loss (“NOL”) carryforwards and net unrealized built in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code and (ii) our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof and NUBILs; and

•	risks related to failures or security, including cybersecurity, breaches of our information technology systems.

Risks related to general factors primarily include:

•	risks related to our ability to attract and retain key personnel;

•	risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive;

•	risks related to actions, including investigations, reviews or audits, that may be taken by the U.S. government, the Russian government, or other governments that could affect our ability to perform under our contractual obligations or the ability of our sources of supply to perform under their contractual obligations to us;

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•	risks related to our inability to perform and receive timely payment under our agreements with the DOE or other government agencies, including risks related to the ongoing funding by the government and potential audits;

•	risks related to how aligned we may be, or perceived to be, with any political party, administration, or its policies based on our positions or our political action committee’s advocacy;

•	risks related to changes or termination of our agreements with the U.S. government or other counterparties, or the exercise of contract remedies by such counterparties, or U.S. government rights in our intellectual property based on such agreements;

•	risks related to the competitive environment for our products and services;

•	risks related to changes in the nuclear energy industry;

•	risks related to the competitive bidding process associated with obtaining contracts, including government contracts; and

•	risks related to potential strategic transactions that could be difficult to implement, that could disrupt our business or that could change our business profile significantly.

Risks related to legal and compliance factors primarily include:

•	risks related to the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits);

•	risks related to the impact of, or changes to, government regulation and policies or interpretation of laws or regulations, including by the DOE, the U.S. Department of Commerce and the U.S. Nuclear Regulatory Commission (“NRC”);

•	risks related to the recent U.S. federal government administration’s reliance on executive orders to implement regulatory or trade policy and objectives, which could exacerbate regulatory or, private or public, financing unpredictability;

•	risks of accidents during the transportation, handling, or processing of toxic hazardous or radioactive material that may pose a health risk to humans or animals, cause property or environmental damage, or result in precautionary evacuations, and lead to claims against the Company;

•	risks associated with claims and litigation arising from past activities at sites we currently operate or past activities at sites that we no longer operate, including the Paducah GDP and Portsmouth GDP; and

•	other risks discussed in this and our other filings with the SEC.

These factors may not constitute all factors that could cause actual results or events to differ from those discussed in any forward-looking statement. Other risks and uncertainties not presently known to us or that we presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained in this prospectus. All forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are qualified by these cautionary statements and are only made as of the date of this prospectus, the date of such accompanying prospectus supplement or the date of the document incorporated by reference herein or therein, as the case may be. The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein should be evaluated together with the many risks and uncertainties that affect our business, particularly those discussed in greater detail under the heading “Risk Factors” in this prospectus, in accompanying prospectus supplement and in our most recent Annual Report on Form 10-K filed with the SEC.

We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

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Centrus Energy Corp.

Centrus is a trusted supplier of nuclear fuel components for the nuclear power industry, which provides a reliable source of carbon free energy and provides enrichment and technical services for public and private customers.

Centrus operates two business segments: (a) LEU, which supplies various components of nuclear fuel to commercial customers from our global network of suppliers, and (b) Technical Solutions, which provides advanced uranium enrichment for the nuclear industry and the U.S. government and advanced manufacturing and other technical services to government and private sector customers.

Our LEU segment provides most of the Company’s revenue and involves the sale of enriched uranium, the fissile component of nuclear fuel, primarily to utilities that operate commercial nuclear power plants. The majority of these sales are for the enrichment component of LEU, which is measured in SWU. Centrus also sells natural uranium hexafluoride (the raw material needed to produce LEU) and occasionally sells uranium concentrates, uranium conversion, or LEU with the natural uranium hexafluoride and SWU components combined into one sale.

LEU is a critical component in the production of nuclear fuel for reactors that produce electricity. We supply LEU and its components to both domestic and international utilities for use in nuclear reactors worldwide. We provide LEU from multiple sources, including medium- and long-term supply contracts, spot purchases and our inventory. As a long-term supplier of LEU to our customers, our objective is to provide value through the reliability and diversity of our supply sources.

Published spot price indicators for SWU reached previous historic highs in April 2009 at $163 per SWU. In the years following the 2011 Fukushima accident in Japan, spot prices declined more than 75%, bottoming out in August 2018 at $34 per SWU. This was followed by a period of price increases, which reached $195 per SWU by December 31, 2024, which surpassed the previous historic high. As of September 30, 2025, spot prices were $220 per SWU. This represents an increase of 13% since the beginning of the year and an increase of 547% over the 2018 historic low. This surge in the SWU spot price beginning in 2022 has been driven primarily by uncertainty created as a result of the war in Ukraine, coupled with growing interest in nuclear power as a source of reliable carbon-free energy. The contemplation of the imposition of tariffs on LEU, if ultimately imposed, may put additional upward pressure on the price of SWU.

When Russian supply is included, the uranium enrichment segment of the global nuclear fuel market is oversupplied. But without Russian supply, the global market for uranium enrichment would be undersupplied. Further, it is not clear that there are sufficient inventories of enriched uranium in the United States to compensate for a loss of Russian supply, absent new capacity that will take a number of years to deploy.

Changes in the supply-demand balance and in the competitive landscape arising from the war in Ukraine or the imposition of tariffs, may affect pricing trends, change customer spending patterns, and create additional uncertainty in the uranium market. At the same time, uncertainty remains about future demand for nuclear power generation. To address such changes and uncertainty, we continue to evaluate opportunities to grow our business organically or through acquisitions and other strategic transactions.

Our Technical Solutions segment is committed to the restoration of America’s domestic uranium enrichment production capability in order to play a critical role in meeting U.S. national security and energy security requirements and advancing America’s nonproliferation, energy, and climate objectives. Our Technical Solutions segment is also focused on repairing broken and vulnerable supply chains, providing clean energy jobs, and supporting the communities in which we operate. Our goal is to deliver major components of the next-generation nuclear fuels that will provide reliable carbon-free power around the world.

We are also actively considering and expect to consider potential strategic transactions from time to time, which could involve, without limitation, acquisitions and/or dispositions of businesses or assets, joint ventures or investments in businesses, products or technologies or changes to our capital structure.

Our principal executive office is located at 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, and our telephone number is (301) 564-3200. Our website is www.centrusenergy.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

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Risk Factors

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

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Use Of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, capital expenditures, working capital, repayment of indebtedness, potential acquisitions and other business opportunities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

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Description Of Capital Stock

The authorized capital stock of Centrus Energy Corp. consists of (a) 100,000,000 shares of common stock, par value $0.10 per share, of which 70,000,000 shares are classified as Class A Common Stock, and 30,000,000 shares are classified as Class B Common Stock, and (b) 20,000,000 shares of preferred stock, par value $1.00 per share, of which 2,000,000 shares have been designated Series A Participating Cumulative Preferred Stock. The Class A Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and trades on the NYSE American platform under the symbol “LEU.”

The following description of the terms of our securities is not complete and is qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Third Amended and Restated Bylaws (the “Bylaws”), and the Rights Agreement (as defined below), all of which are exhibits to our Annual Report on Form 10-K.

Class A Common Stock

The holders of Class A Common Stock are entitled to one vote for each outstanding share of Class A Common Stock owned by that stockholder on every matter properly submitted to the stockholders for their vote, except for any amendment for the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock or Class B Common Stock. Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority in voting power of the stock represented and entitled to vote. However, questions governed expressly by provisions of the Certificate of Incorporation, bylaws, applicable stock exchange rules or applicable law require approval as set forth in the applicable governing document, stock exchange rule or law. The holders of Class B Common Stock are entitled to elect up to two directors, which right is subject to change based on certain holding requirements. Otherwise, the directors are elected by a plurality of votes cast on the election of directors.

Subject to the rights of the holders of any series of preferred stock outstanding at any time, the holders of Class A Common Stock and Class B Common Stock will be entitled to share ratably, based upon the number of shares held, in such dividends and other distributions of cash or any other right or property as may be declared by the Board of Directors out of the assets or funds legally available for such dividends or distributions.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of Class A Common Stock and Class B Common Stock would be entitled to share ratably, based upon the number of shares held, in assets that are legally available for distribution to stockholders after payment of liabilities. If there is any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences.

The Certificate of Incorporation does not provide for any conversion, sinking fund, redemption, preference, preemptive right, or right of subscription for the Class A Common Stock. Issued and outstanding shares of Class B Common Stock convert into shares of Class A Common Stock upon transfer to a party other than the current Class B stockholders and their respective affiliates.

Provisions of the Company’s Certificate of Incorporation, Bylaws and Delaware Law that May Have an Anti-Takeover Effect

Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws provide that a special meeting of stockholders may be called only by the Chairman, the President, the Board of Directors or a committee empowered by the Board of Directors to call a special meeting. Stockholders are not permitted to call, or to require that the Board of Directors call, a special meeting of stockholders.

In the event that levels of foreign ownership of the Company’s stock established by the Certificate of Incorporation are exceeded, the Board of Directors has the right to take certain actions with respect to such ownership. These actions include requesting information from holders (or proposed holders) of the Company’s securities, refusing to permit the transfer of securities by such holders, suspending or limiting voting rights of such holders, redeeming or exchanging shares of the Company’s stock owned by such holders on terms set forth in the Certificate of Incorporation, and taking other actions that are deemed necessary or appropriate to ensure compliance with the foreign ownership restrictions.

Delaware Takeover Statute. The Company is subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Rights to Acquire Series A Participating Cumulative Preferred Stock

On April 6, 2016, Centrus adopted a Section 382 stockholders rights plan and declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record on April 6, 2016. Each right entitles its holder, under the circumstances described below, to purchase from us one one-thousandth of a share of our Series A Participating Cumulative Preferred Stock, par value $1.00 per share, at an exercise price of $160.38 per right, subject to adjustment. The terms of the rights are set forth in a Section 382 Rights Agreement between us, Computershare, Inc. and Computershare Trust Company, N.A., as amended (the “Rights Agreement”).

The rights plan is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.99% or more of common stock, with certain exceptions. The rights initially trade together with the common stock and are not exercisable. In the absence of further action by the Board, the rights would generally become exercisable and allow a holder to acquire shares of a new series of the Company’s preferred stock if any person or group acquires 4.99% or more of the outstanding shares of the Company’s common stock, or if a person or group that already owned 4.99% or more of the Company’s Class A Common Stock when the rights plan was initially adopted acquires additional shares representing 0.5% or more of the outstanding shares of the Company’s Class A Common Stock. The rights beneficially owned by the acquirer would become null and void, resulting in significant dilution in the ownership interest of such acquirer.

The Board may exempt any acquisition of the Company’s common stock from the provisions of the Rights Agreement if it determines that doing so would not jeopardize or endanger the Company’s use of its tax assets or is otherwise in the best interests of the Company. The Board also has the ability to amend or terminate the Rights Agreement prior to a triggering event. Unless earlier terminated or extended in accordance with the Rights Agreement, the rights issued under the Rights Agreement expire on June 30, 2026.

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Description Of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

We will issue the debt securities under the indenture that we will enter into with a national banking association or other eligible party, as trustee. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;

•	the date or dates on which the principal of the securities of the series is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

•	the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	any mandatory or optional redemption terms;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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•	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

•	if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•	the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

•	any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

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Global Debt Securities and Book-Entry System

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Centrus may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:

•	Centrus is the surviving corporation or the successor person (if other than Centrus) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes Centrus’s obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of Centrus’s subsidiaries may consolidate with, merge into or transfer all or part of its properties to Centrus.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Centrus; and

•	any other event of default provided with respect to a series of debt securities, including any events of default relating to guarantors, if any, or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

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If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

•	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

•	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of any series of debt securities;

•	to comply with the applicable procedures of the applicable depositary;

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

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•	to make any change that does not materially adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

•	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then-outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

•	make any change to certain provisions of the indenture relating to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

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Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in

•	accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

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Description Of Warrants

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with shares of common stock, preferred stock and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the number of warrants being offered with each share of common stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

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•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

•	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

•	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

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•	issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

•	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock or preferred stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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Description Of Rights

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each stockholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

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Description Of Units

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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Plan Of Distribution

We may sell the securities from time to time, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NYSE American;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent.

Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

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The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by O’Melveny & Myers LLP.

EXPERTS

The financial statements of Centrus Energy Corp. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus by reference to Centrus Energy Corp.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Centrus Energy Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2022 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Centrus Energy Corp.

Shares of Class A Common Stock

Pre-Funded Warrants to Purchase up to           Shares of Class A Common Stock

Common Warrants to Purchase up to           Shares of Class A Common Stock

Prospectus Supplement

Guggenheim Securities

Barclays

September               , 2026